Exhibit 107
Calculation of Filing Fee Table

Form S-8

Ceragon Networks Ltd.

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(4)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value NIS 0.01 per share (“Ordinary Shares”)	Other (3)	1,000,000 (2)	$3.100 (3)	$3,100,000 (3)	$147.60 per $1,000,000	$457.56
Total Offering Amounts					$3,100,000		$457.56
Total Fees Previously Paid							$443.54(4)
Total Fee Offsets							$0.00
Net Fee Due							$14.02

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares that may become issuable under the Ceragon Networks Ltd. Amended and Restated Share Option and RSU Plan (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of Ordinary Shares of the Registrant.

(2)
Represents an additional 1,000,000 Ordinary Shares issuable under the Plan, over and above the number of Ordinary Shares issuable under the Plan that were previously registered under the Securities Act.

(3)
Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per Ordinary Share and the proposed maximum aggregate offering price are based on the average of the high and low prices per share of the Ordinary Shares of the Registrant as reported by The Nasdaq Global Select Market on March 21, 2024, which is within five (5) business days prior to the date of this Registration Statement.

(4)
Pursuant to this Post-Effective Amendment and as further set forth in the Explanatory Note to this amendment, the Company is amending and restating the original Calculation of Registration Fee table solely to reflect the correct calculation of the filing fee. The total number of shares registered remains unchanged and $443.54 of the filing fee was previously paid at the time of the filing of the original Registration Statement on Form S-8.